UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2024

OCUGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36751	04-3522315
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Great Valley Parkway

Malvern, Pennsylvania 19355

(484) 328-4701

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OCGN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure set forth in Item 5.03 below is hereby incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series C Preferred Stock

The board of directors (the “Board”) of Ocugen, Inc. (the “Company”) declared a dividend of one one-thousandth (1/1,000th) of a share of Series C Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”), for each outstanding share of the Company’s common stock, par value $0.01 per share (“Common Stock”) to stockholders of record at 5:00 p.m. Eastern Time on May 20, 2024 (the “Record Date”).

General; Transferability. Shares of Series C Preferred Stock will be uncertificated and represented in book-entry form. No shares of Series C Preferred Stock may be transferred by the holder thereof except in connection with a transfer by such holder of any shares of Common Stock held by such holder, in which case a number of one one-thousandths (1/1,000ths) of a share of Series C Preferred Stock equal to the number of shares of Common Stock to be transferred by such holder will be automatically transferred to the transferee of such shares of Common Stock.

Voting Rights. Each share of Series C Preferred Stock will entitle the holder thereof to 1,000,000 votes per share (and, for the avoidance of doubt, each fraction of a share of Series C Preferred Stock will have a ratable number of votes). Thus, each one-thousandth (1/1,000th) of a share of Series C Preferred Stock would entitle the holder thereof to 1,000 votes. The outstanding shares of Series C Preferred Stock will vote together with the outstanding shares of Common Stock of the Company as a single class exclusively with respect to (1) any proposal to adopt an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase the number of authorized shares of Common Stock in accordance with the terms of such amendment (the “Share Increase Proposal”), (2) any proposal to adopt an amendment to the Certificate of Incorporation to adjust voting requirements for certain future amendments to the Certificate of Incorporation in accordance with recent amendments to Section 242(d) of the General Corporation Law of the State of Delaware (the “Voting Standard Proposal”) and (3) any proposal to adjourn any meeting of stockholders called for the purpose of voting on the Share Increase Proposal or Voting Standard Proposal (the “Adjournment Proposal”). The Series C Preferred Stock will not be entitled to vote on any other matter, except to the extent required under the General Corporation Law of the State of Delaware.

Unless otherwise provided on any applicable proxy or ballot with respect to the voting on the Share Increase Proposal, Voting Standard Proposal or the Adjournment Proposal, the vote of each share of Series C Preferred Stock (or fraction thereof) entitled to vote on the Share Increase Proposal, Voting Standard Proposal, Adjournment Proposal or any other matter brought before any meeting of stockholders held to vote on the Share Increase Proposal, Voting Standard Proposal and the Adjournment Proposal will be cast in the same manner as the vote, if any, of the share of Common Stock (or fraction thereof) in respect of which such share of Series C Preferred Stock (or fraction thereof) was issued as a dividend is cast on the Share Increase Proposal, Voting Standard Proposal, Adjournment Proposal or such other matter, as applicable, and the proxy or ballot with respect to shares of Common Stock held by any holder on whose behalf such proxy or ballot is submitted will be deemed to include all shares of Series C Preferred Stock (or fraction thereof) held by such holder. Holders of Series C Preferred Stock will not receive a separate ballot or proxy to cast votes with respect to the Series C Preferred Stock on the Share Increase Proposal, Voting Standard Proposal or Adjournment Proposal.

Dividend Rights. The holders of Series C Preferred Stock will not be entitled to receive dividends of any kind.

Liquidation Preference. The Series C Preferred Stock will rank senior to the Common Stock as to any distribution of assets upon a liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily (a “Dissolution”). Upon any Dissolution, each holder of outstanding shares of Series C Preferred Stock will be entitled to be paid out of the assets of the Company available for distribution to stockholders, prior and in preference to any distribution to the holders of Common Stock, an amount in cash equal to $0.01 per outstanding share of Series C Preferred Stock.

Redemption. All shares of Series C Preferred Stock that are not present in person or by proxy at any meeting of stockholders held to vote on the Share Increase Proposal, Voting Standard Proposal and the Adjournment Proposal as of immediately prior to the opening of the polls at such meeting (the “Initial Redemption Time”) will automatically be redeemed in whole, but not in part, by the Company at the Initial Redemption Time without further action on the part of the Company or the holder of shares of Series C Preferred Stock (the “Initial Redemption”). Any outstanding shares of Series C Preferred Stock that have not been redeemed pursuant to an Initial Redemption will be redeemed in whole, but not in part, (i) if such redemption is ordered by the Board in its sole discretion, automatically and effective on such time and date specified by the Board in its sole discretion or (ii) automatically upon the approval by the Company’s stockholders of the Share Increase Proposal or Voting Standard Proposal at any meeting of the stockholders held for the purpose of voting on such proposal.

Each share of Series C Preferred Stock redeemed in any redemption described above will be redeemed in consideration for the right to receive an amount equal to $0.01 in cash for each ten whole shares of Series C Preferred Stock that are “beneficially owned” by the “beneficial owner” (as such terms are defined in the certificate of designation of preferences, rights and limitations with respect to the Series C Preferred Stock (the “Certificate of Designation”)) thereof as of immediately prior to the applicable redemption time and redeemed pursuant to such redemption. However, the redemption consideration in respect of the shares of Series C Preferred Stock (or fractions thereof) redeemed in any redemption described above: (i) will entitle the former beneficial owners of less than ten whole shares of Series C Preferred Stock redeemed in any redemption to no cash payment in respect thereof and (ii) will, in the case of a former beneficial owner of a number of shares of Series C Preferred Stock (or fractions thereof) redeemed pursuant to any redemption that is not equal to a whole number that is a multiple of ten, entitle such beneficial owner to the same cash payment, if any, in respect of such redemption as would have been payable in such redemption to such beneficial owner if the number of shares (or fractions thereof) beneficially owned by such beneficial owner and redeemed pursuant to such redemption were rounded down to the nearest whole number that is a multiple of ten (such, that for example, the former beneficial owner of 25 shares of Series C Preferred Stock redeemed pursuant to any redemption will be entitled to receive the same cash payment in respect of such redemption as would have been payable to the former beneficial owner of 20 shares of Series C Preferred Stock redeemed pursuant to such redemption).

The Series C Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The Series C Preferred Stock has no stated maturity and is not subject to any sinking fund.

The Certificate of Designation was filed with the Secretary of State of the State of Delaware and became effective on May 10, 2024. The foregoing description of the Series C Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document

3.1	Certificate of Designation of Preferences, Rights and Limitations.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ocugen, Inc.
Date: May 10, 2024
	By:	/s/ Shankar Musunuri
	Name:	Shankar Musunuri
	Title:	Chairman, Chief Executive Officer, & Co-Founder